UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 19, 2013

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Gulf of Mexico Acquisitions

On June 19, 2013, PetroQuest Energy, L.L.C., a Louisiana limited liability company (“PQLLC”) and wholly owned subsidiary of PetroQuest Energy, Inc., a Delaware corporation (the “Company”), entered into the following purchase and sale agreements: (i) Purchase and Sale Agreement by and between PQLLC, as buyer, and Hall-Houston Exploration II, L.P., a Delaware limited partnership (“Hall II”), as seller (the “Hall II PSA”); (ii) Purchase and Sale Agreement by and between PQLLC, as buyer, and Hall-Houston Exploration III, L.P., a Delaware limited partnership (“Hall III”), as seller (the “Hall III PSA”); (iii) Purchase and Sale Agreement by and between PQLLC, as buyer, and Hall-Houston Exploration IV, L.P., a Delaware limited partnership (“Hall IV”), as seller (the “Hall IV PSA” and, together with the Hall II PSA and the Hall III PSA, the “Hall-Houston PSAs” and each a “Hall-Houston PSA”); and (iv) Purchase and Sale Agreement by and between PQLLC, as buyer, and GOM-H Exploration, LLC, a Delaware limited liability company (“GOM-H” and, together with Hall II, Hall III and Hall IV, the “Sellers”), as seller (the “GOM-H PSA” and, together with the Hall-Houston PSAs, the “Gulf of Mexico Purchase Agreements” and each a “Gulf of Mexico Purchase Agreement”).

Pursuant to the Gulf of Mexico Purchase Agreements, PQLLC will acquire certain producing oil and gas assets located in the shallow waters of the Gulf of Mexico (the “Transaction”). The aggregate purchase price, subject to adjustment as provided in the Gulf of Mexico Purchase Agreements, consists of approximately $193 million in cash. In connection with entering into the Gulf of Mexico Purchase Agreements, PQLLC paid an aggregate deposit of $5 million (the “Deposit”) to be held in escrow pending the closing of the Transaction or until such purchase agreements are terminated. Upon the closing of the Transaction, the Deposit will be applied to the purchase price to be paid by PQLLC. If PQLLC materially breaches the Gulf of Mexico Purchase Agreements, then the Sellers will be entitled to retain the Deposit. In addition, if PQLLC elects to terminate the Gulf of Mexico Purchase Agreements due to the occurrence of a Blowout Event or Windstorm Event (as such terms are defined in the Gulf of Mexico Purchase Agreements), then the Sellers will be entitled to retain the Deposit.

The Sellers and PQLLC have made customary representations, warranties and covenants in the Gulf of Mexico Purchase Agreements. The Sellers have made certain additional customary covenants, including, among others, covenants to conduct their business in the ordinary course between the execution of the Gulf of Mexico Purchase Agreements and the closing of the Transaction and not to engage in certain kinds of transactions during that period, subject to certain exceptions.

Consummation of the Transaction is subject to various conditions, including, among others, (1) the accuracy of the representations and warranties of the parties as of the closing date, (2) the total value attributable to title defects (including preferential purchase rights) and environmental defects remaining less than 20% of the aggregate purchase price, (3) the transactions contemplated in any one Hall-Houston PSA will not be consummated unless the transactions contemplated in all Hall-Houston PSAs are consummated, subject to the Company’s right to waive this condition, (4) the transactions contemplated in the GOM-H PSA will not be consummated unless the transactions contemplated in the Hall III PSA are consummated, subject to the Company’s right to waive this condition, (5) the execution of certain ancillary documents, and (5) other customary closing conditions. The Transaction will be effective as of January 1, 2013, and closing of the Transaction is expected to occur on or about July 3, 2013. The Gulf of Mexico Purchase Agreements may be terminated under customary circumstances.

The foregoing summary of the Gulf of Mexico Purchase Agreements and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Hall II PSA, the Hall III PSA, the Hall IV PSA and the GOM-H PSA, which are attached as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively, to this Form 8-K, and are incorporated herein by reference.

The Gulf of Mexico Purchase Agreements have been filed as exhibits to this Current Report on Form 8-K to provide investors and security holders with more complete information regarding their terms. They are not intended to provide any other factual information about the Company, PQLLC or the Sellers. The representations, warranties and covenants contained in the Gulf of Mexico Purchase Agreements were made only for purposes of the Gulf of Mexico Purchase Agreements and as of specific dates, were solely for the benefit of the parties to the Gulf of Mexico Purchase Agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Gulf of Mexico Purchase Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Gulf of Mexico Purchase Agreements instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Gulf of Mexico Purchase Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, PQLLC or the Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Gulf of Mexico Purchase Agreements, which subsequent information may or may not be fully reflected in the public disclosures of the Company.

Credit Agreement Amendment

In connection with the entry into the Gulf of Mexico Purchase Agreements, on June 19, 2013, the Company and PQLLC entered into the Sixth Amendment to Credit Agreement (the “Sixth Amendment”), which amends the Credit Agreement dated as of October 2, 2008, as amended by that certain First Amendment to Credit Agreement dated as of March 24, 2009, that certain Second Amendment to Credit Agreement dated as of September 30, 2009, that certain Third Amendment to Credit Agreement dated as of August 5, 2010, that certain Fourth Amendment to Credit Agreement dated as of October 3, 2011, and that certain Fifth Amendment to Credit Agreement dated as of March 29, 2013 (collectively, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, N.A., IBERIABANK and Whitney Bank (collectively, “Lenders”).

Pursuant to the Sixth Amendment, the Lenders have agreed (1) to permit the Transaction, subject to, among other things, a requirement that Liquidity (as defined in the Credit Agreement), after giving pro forma effect to the Transaction, including the financing thereof, is $40 million or more, (2) to permit up to $200 million of debt to finance the Transaction, including the Bridge Loan described below, (3) to increase the Borrowing Base (as defined in the Credit Agreement) from $150 million to $200 million upon the completion of the Hall-Houston PSAs, provided that any modification or waiver to the Gulf of Mexico Purchase Agreements that results in a decrease in the purchase price of more than 10% in the aggregate will result in the reduction of the increase in the Borrowing Base to an amount determined by the administrative agent and approved by all of the Lenders, (4) to increase the aggregate commitments of the Lenders from $100 million to $150 million upon the completion of the Hall-Houston PSAs, and (5) to change the maximum ratio of total debt to EBITDAX, determined on a rolling four quarter basis, from 3.0 to 1.0 to 3.5 to 1.0 effective September 30, 2013.

The foregoing description of the Sixth Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Bridge Commitment

In connection with the entry into the Gulf of Mexico Purchase Agreements, the Company obtained a commitment (the “Bridge Commitment”) from JPMorgan Chase Bank, N.A. (“JPMCB”), J.P. Morgan Securities LLC (“JPMorgan”), WF Investment Holdings, LLC (“WF”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), Capital One, N.A. (“Capital One”), Capital One Southcoast, Inc. (“Capital One Southcoast”), Stifel Financial Corporation (“Stifel”), Stifel, Nicolaus & Company, Inc. (“Stifel Nicolaus”), GHSHC, LLC (“GHSHC”), Global Hunter Securities, LLC (“Global Hunter”) and IberiaBank (“Iberia” and, together with JPMCB, JPMorgan, WF, Wells Fargo Securities, Capital One, Capital One Southcoast, Stifel, Stifel Nicolaus, GHSHC and Global Hunter, the “Bridge Lenders”) to arrange certain senior unsecured bridge loans (the “Bridge Loan”) in aggregate amount up to $185 million (the “Commitment Amount”), subject to customary conditions. The Bridge Commitment will expire upon the earliest to occur of (1) 11:59 p.m., New York City time, on August 2, 2013, (2) the date on which the Bridge Loan or certain other debt in lieu of the Bridge Loan is incurred and all or any portion of the Transaction closes, (3) the closing of all or any portion of the Transaction without the use of the Bridge Loan, and (4) the termination of any Gulf of Mexico Purchase Agreement (other than the GOM-H PSA) prior to the closing of all or any portion of the Transaction. The Bridge Loan is available to fund a portion of the aggregate purchase price of the Transaction in the event the Company is unable to obtain alternative financing therefor.

Affiliates of certain of the Bridge Lenders are also lenders under the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Sixth Amendment is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On June 19, 2013, the Company issued a press release announcing that it had entered into the Gulf of Mexico Purchase Agreements. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

The Company is furnishing certain additional information regarding the properties being acquired in the Transaction as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference.

The information in the press release and in Exhibit 99.2 is being furnished, not filed, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, the information in the press release and in Exhibit 99.2 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

The foregoing summary of the Gulf of Mexico Purchase Agreements and the Transaction contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those regarding the expected consummation of the Transaction, the financing of the cash consideration and other statements that are not historical in nature. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this Current Report on Form 8-K. Although the Company believes that all such statements contained in this Current Report on Form 8-K are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of the Company’s control that could affect the Company’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this Current Report on Form 8-K. Please refer to the Company’s filings with the SEC for additional discussion of risks and uncertainties that may affect the Company’s actual future results. The Company undertakes no obligation to update the forward-looking statements contained herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and Hall-Houston Exploration II, L.P.

2.2*	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and Hall-Houston Exploration III, L.P.

2.3*	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and Hall-Houston Exploration IV, L.P.

2.4*	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and GOM-H Exploration, LLC.

10.1	Sixth Amendment to Credit Agreement dated as of June 19, 2013, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, N.A., IBERIABANK and Whitney Bank.

99.1	Press Release, dated June 19, 2013.

99.2	Furnished Information Regarding Certain Properties.

*	The registrant agrees to furnish supplementally a copy of any omitted schedule to the Gulf of Mexico Purchase Agreements to the SEC upon request.

[Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2013

PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief
Financial Officer and Treasurer